Exhibit 99.1

Ekso Bionics Announces Preliminary Results for Fourth Quarter and Full Year 2016 and Update on WISE Study; Record Ekso GT Systems Placed in North America

RICHMOND, CA – January 9, 2017 – Ekso Bionics Holdings, Inc. (NASDAQ: EKSO), a robotic exoskeleton company, announced today that it recognized revenue from the sale of 16 Ekso GT systems in the fourth quarter ended December 31, 2016, an increase of 33% compared to 12 systems for the third quarter of 2016. Total systems sold in the fourth quarter of 2016 include the sale of 12 new units, the conversion of two rental units to a sale and the recognition of revenue on two units previously deferred. The Company also recognized revenue from the sale of 58 industrial units in the fourth quarter of 2016, an increase of 29% compared to 45 units for the third quarter of 2016. For the full year ended December 31, 2016, the Company sold 41 Ekso GT systems and 142 industrial units.

Based on currently available operating and financial information, the Ekso Bionics expects to report revenue of over $2.5 million for the fourth quarter ended December 31, 2016, an increase of more than 50% compared to revenues of $1.6 million for the third quarter of 2016. For the full year, Ekso expects to report revenue of over $14.0 million compared to revenue of $8.7 million in 2015. The 2016 revenue includes $6.5 million resulting from the one-time, non-cash recognition of previously deferred medical device revenue due to a change in the Company’s accounting policy for medical device revenue. The 2015 revenue included $4.4 million from Engineering Services, whose resources the Company has since redeployed to further the development of its next-generation medical device and industrial products. The Company finished the year with approximately $16.8 million of cash on its balance sheet. The anticipated results in this press release are based on management’s preliminary unaudited analysis of financial results for the period and year ended December 31, 2016. As of the date of this press release, the Company has not completed its financial statement reporting process for the period ended December 31, 2016. During the course of that process, the Company may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

“The sales, marketing and clinical traction our team is gaining, now that we have a few quarters under our belt with an FDA clearance, is evidenced by our results this quarter, which represents our strongest quarter for the North American medical device business since the inception of Ekso Bionics. This progress supports the excitement and optimism we have for our potential in the rehabilitation market,” commented Thomas Looby, President and Chief Executive Officer. “We see similar momentum building in our industrial business, as pilot programs are readily transitioning to commercial opportunities. I believe that the continued execution of our solid growth strategies, the large target market opportunities, and the value proposition of our technologies will continue to bolster the market’s embracing of our products.”

The Company also has received IRB approvals from three of the eight centers that are actively involved with Ekso’s previously announced WISE study. Two of the IRB-approved centers are actively enrolling patients. WISE is the Ekso-sponsored study, led by Burke Rehabilitation Institute, that is evaluating improvement in independent gait speeds of incomplete spinal cord injury patients undergoing rehabilitation with the Ekso GT™.

“Together, these significant achievements position Ekso Bionics to accelerate the adoption of the Ekso GT as the standard of care, and for 2017 to be a really impactful year for our company and our customers,” added Looby.

About Ekso Bionics®

Ekso Bionics is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical, industrial and defense applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe, to providing research for the advancement of R&D projects intended to benefit U.S. defense capabilities. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

About Ekso™ GT
Ekso™ GT is the first exoskeleton cleared by the FDA for use with stroke and spinal cord injuries from L5 to C7. The Ekso GT with smart Variable Assist™ (marketed as SmartAssist outside the U.S.) software is the only exoskeleton available for rehabilitation institutions that can provide adaptive amounts of power to either side of the patient’s body, challenging the patient as they progress through their continuum of care. The suit’s patented technology provides the ability to mobilize patients earlier, more frequently and with a greater number of high intensity steps. To date, this device has helped patients take more than 55 million steps in over 120 rehabilitation institutions around the world.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) estimates or projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, changes resulting from the Company’s finalization of its financial statements for and as of the period and year ended December 31, 2016, information or new changes in facts or circumstances that may occur prior to the filing of the Company’s Annual Report on Form 10-K that are required to be included therein, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Media Contact:

Carrie Yamond/Rajni Dhanjani

212-867-1788

cyamond@lazarpartners.com

Investor Contact:
Debbie Kaster
415-937-5403
investors@eksobionics.com